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                                                                  EXHIBIT 10.10





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                           VICTORY ENTERTAINMENT CORP.





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                          WARRANT AGREEMENT FOR SHARES






                           DATED AS OF MARCH 28, 2000





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      WARRANT AGREEMENT dated as of March 28, 2000 between Victory Entertainment
Corp., a Florida corporation with its principal address at 1000 Universal
Studios Plaza, Building 22A, Orlando, Florida 32019 (the "Company"), and Weatherly Securities Corp., a New York corporation (hereinafter referred to variously as the "Holder" or the "Placement Agent").

                              W I T N E S S E T H:

      WHEREAS, the Placement Agent agreed pursuant to the Placement Agency Agreement (the "Agency Agreement") dated March 20, 2000 between the Placement Agent and the Company, to act as placement agent in a private placement offering (the "Offering") by the Company, under Section 4(2) and/or Regulation D, Rule 506 of the Securities Act of 1933, (the "Act"), of up to $7,500,000 of Units (150 Units priced at $50,000 per Unit), each Unit consisting of a $50,000 principal amount 12.0% Senior Secured Promissory Note (the "Notes") and a Common Stock Purchase Warrant (each an "Investor Warrant" and collectively, the "Investor Warrants") to purchase 8,000 shares of Common Stock (as defined in
Section 8.5) of the Company, par value $.001 per share (the "Investor Warrant Conversion Shares"); and

      WHEREAS, in connection with the Offering the Company has agreed to issue to the Placement Agent warrants ("Placement Agent's Warrants") to purchase up to an aggregate of 10% of the total number of Investor Warrant Conversion Shares sold at each Closing (as defined in the Agency Agreement) at an exercise price equal to 125% of the offering price of the securities offered in the initial public offering of the Company (the "IPO").

      NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. GRANT. The Holder is hereby granted the right to purchase, at any time commencing on the date of the closing of the IPO and expiring five (5) years therefrom (the "Warrant Exercise Term"), up to an aggregate of ten (10%) percent of the total number of Investor Warrant Conversion Shares sold at each Closing (the "Warrant Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to (i) seven dollars ($7.00) or if the company shall cause to become effective a registration statement to register the Company's securities for public offer and sale (ii) one hundred twenty five (125%) percent of the per share offering price of the Company's securities offered in the IPO (the "Exercise Price"), subject to the terms and conditions of this Agreement.

      2. PLACEMENT AGENT'S WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set

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                                      -2-



forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3.    EXERCISE OF PLACEMENT AGENT'S WARRANTS.

            Section 3.1 EXERCISE. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share, as set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender at the Company's principal offices (currently located at 1000 Universal Studios Plaza, Building 22A, Orlando, Florida 32819), of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Warrant Shares purchased, the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock underlying any Placement Agent Warrant). In the case of the purchase of less than all the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

            Section 3.2 CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged (the "Notice of Exchange") and the date on which the Holder requests that such Warrant Exchange occur (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant certificate, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder's Warrant certificate shall represent the right to subscribe for and acquire (i) the number of Warrant Shares (rounded to the next highest integer) equal to the product of (A) the number of Warrant Shares as to which the warrants are being exercised as specified by the Holder in its Notice of Exchange (the "Total Share Number") multiplied by (y), a fraction, the numerator of which is the Market Price (as defined in Section 3.3) of the Warrant Shares less the Exercise Price of the Shares and the denominator of which is the Market Price per Warrant Share. Solely for the purposes of this
Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is

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                                      -3-


deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

            Section 3.3 MARKET PRICE. For the purpose of this Agreement, the phrase "Market Price" at any date shall be deemed to be the (i) last reported sale price on the last trading day or, in case no such reported sale takes place on such day, the average last reported sale price for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed or quoted upon the Nasdaq National Market or SmallCap Market (referred to hereinafter as "NASDAQ"), the closing bid price on the last trading day, or, in case no such reported bid takes place on such day, the average closing bid price for the last three (3) trading days, as furnished by NASDAQ or similar organization if NASDAQ is no longer reporting such information, or (iii) if the Common Stock is not listed upon a principal exchange or quoted on NASDAQ, but quotes for the Common Stock are available in the OTC Bulletin Board or "pink sheets" the closing bid price on the last trading day, or, in case no such bid takes place on such day, the average closing bid price for the last three (3) trading days as furnished on the OTC Bulletin Board or any other reliable reporting service or (iv) in the event the Common Stock is not traded upon a principal exchange and not listed on NASDAQ and quotes are not available on the OTC Bulletin Board or any other reliable reporting service, the price as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

      4. ISSUANCE OF CERTIFICATES. Upon the exercise of this Warrant, the issuance of certificates for the Warrant Shares or other securities, properties or rights underlying this Warrant, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTIONS 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Placement Agent and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and the certificates representing the Warrant Shares issuable upon exercise of any Placement Agent Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced

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                                      -4-


thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. The Warrant Certificates shall be dated the date of the execution by the Company upon initial issuance, division, exchange, substitution or transfer. The certificates representing the Warrant Shares issuable upon exercise of this Warrant shall be identical in form to those held by the public at large and listed for trading on any national securities exchange or NASDAQ, as the case may be.

      5. RESTRICTION ON TRANSFER OF PLACEMENT AGENT'S WARRANTS. Upon exercise, in part or in whole, of the Placement Agent Warrants, certificates representing the Warrant Shares and any of the other securities issuable upon exercise of the Placement Agent Warrants, if any, (collectively, the "Warrant Securities"), shall bear a legend substantially similar to the legend set forth in Section 7.1.

            The Holder of a Warrant Certificate, by its acceptance thereof, and agrees that the Placement Agent Warrants are being acquired as an investment and view to the distribution thereof.

      6.    EXERCISE PRICE.

            Section 6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of any Placement Agent Warrant shall be (i) $7.00 or if the Company shall cause to become effective a registration statement to register the Company's securities for public offer and sale (ii) 125% of the per share offering price of the securities offered in the IPO. The exercise price shall be adjusted from time to time in accordance with the provisions of Section 8 hereof.

            Section 6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise prices or the adjusted exercise price, depending upon the context of the Placement Agent Warrant.

      7.    REGISTRATION RIGHTS.

            Section 7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Placement Agent Warrants and the Warrant Securities have not been registered under the Act. The Warrant Securities and/or the Warrant Shares shall be registered in the IPO for public resale. Upon exercise, in part or in whole, of the Placement Agent Warrants, certificates representing the Warrant Securities shall bear the following legend if not previously registered:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act

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                                      -5-


      relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

            Section 7.2 PIGGYBACK REGISTRATION. If, at any time commencing on the date hereof through and including March 28, 2005, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, S-4 or similar form) it will give written notice by registered or certified mail, at least thirty (30) days prior to the tiling of each such registration statement, to the Placement Agent and to all other Holders of the Placement Agent Warrants and Warrant Shares underlying the Placement Agent Warrants, of its intention to do so. If any of the Holders of the Placement Agent's Warrants and/or the Warrant Shares, notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Placement Agent and such Holders of the Placement Agent's Warrants and/or Warrant Shares, the opportunity to have any of such securities registered under such registration statement.

      Notwithstanding the provisions of this Section 7.2, the Company shall have the right, except with respect to the IPO, at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

            Section 7.3 DEMAND REGISTRATION.

            (a) At any time commencing the day after the closing of the IPO through and including the fifth anniversary thereof, the Holders of the Placement Agent's Warrants and Warrant Shares, representing a "Majority" as hereinafter defined of the Warrant Shares of Common Stock issuable upon the exercise of the Placement Agent's Warrants (assuming the exercise of all of the Placement Agent's Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company (the "Registration Notice"), to have the Company prepare and file with the Securities and Exchange Commission ("SEC"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Placement Agent's Warrants and Warrant Shares for at least eighteen (18) consecutive months by such Holders and any other Holders of the Placement Agent's Warrants and the Warrant Shares who shall notify the Company within ten (10) days after receiving notice from the Company of such request. Such registration and all costs incident thereof shall be at the expense of the Company, as provided in Section 7.4(b).

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                                      -6-


            (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Placement Agent's Warrants and Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

            (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time within the time period specified in Section 7.4(a) hereof, any Holder of the Placement Agent's Warrants and/or Warrant Shares, representing a "Majority" (as hereinafter defined) of the shares of Common Stock issuable upon the exercise of the Placement Agent's Warrants (assuming the exercise of all of the Placement Agent's Warrants) shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for eighteen (18) consecutive months by any such Holder of its shares, provided, however, that the provisions of
Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

            (d) The Company and the Holders agree that the Holders of Placement Agents Warrants and Warrant Shares will suffer damages if the Company fails to fulfill its obligations under this Section 7.3 and that ascertaining the extent of such damages with precision would not be feasible. If due to the failure of the Company to file a registration statement with the SEC covering the resale of the Warrant Shares within 60 days from receipt of the Registration Notice or such registration statement is not declared effective within 120 days (the "Effective Target Date") following the receipt of the Registration Notice, each Holder shall receive a cash payment equal to the greater of (i) 10% of the Holder's aggregate per share Exercise Price or (ii) 10% of the fair market value of the Common Stock multiplied by such Holder's Warrant Shares (either actually held Warrant Shares or Warrant Shares which may be purchased), for each 30-day delay, or part thereof, payable promptly after the expiration of each 30-day period, in the filing of the registration statement or effective date of the registration statement, whichever may be applicable. For purposes of this Section, "fair market value" shall mean the average of the closing bid and closing asked prices of the Common Stock on the five (5) consecutive trading days immediately prior to receipt of the Registration Notice.

            Section 7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

            (a) The Company shall file a registration statement within 60 days of receipt of a Registration Notice in accordance with Section 7.3(a), shall have any registration statement declared effective by the Effectiveness Target Date, and shall furnish each Holder

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                                      -7-


desiring to sell the Warrant Shares underlying the Placement Agent's Warrants such number of prospectuses as shall reasonably be requested. Notwithstanding the foregoing sentence, the Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 7.4(a) if the Company (i) is publicly committed to a self-tender or exchange offer and the filing of a registration statement would cause a violation of Regulation M under the Securities Exchange Act of 1 934 as amended (the "Exchange Act") or (ii) or if the Company is involved in negotiating or consummating an acquisition or merger which would make such registration impracticable in which case the filing of the registration statement may be delayed for a period of up to 30 days. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 7.4(a) upon the earlier of (i) the consummation or termination, as applicable, of the event requiring such postponement or (ii) 90 days after the receipt of the Registration Notice. Additionally, notwithstanding anything to the contrary contained herein, during any period that a registration statement filed pursuant to Section 7.3 hereof is effective, the Company shall have the right to prohibit the sale of any shares thereunder upon notice to the Holder(s) (A) if in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed where it is significant to the operations or well being of the Company that such information remain undisclosed, provided that the Company shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any of such shares pursuant to this clause (A), (B) for periods of up to 30 days if the Company reasonably believes that such sale might reasonably be expected to have an adverse effect on any significant proposal or plan of the Company to engage in an acquisition of assets or any merger, consolidation, tender offer, financing, corporate reorganization or similar transaction; (C) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of, and ending on a date 60 days after the effective date of, a Company initiated registration in which the Holders are entitled to and may in fact participate in accordance with Section
7.2 hereof, but in no event longer than 90 days; or (D) upon the happening of any event, as a result of which the prospectus under the registration statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing in which case, the Company shall within a reasonable period provide the Holder with revised or supplemental prospectuses and the Holders shall promptly take action to cease making any offers of such shares until receipt and distribution of such revised or supplemental prospectuses.

            (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and

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                                      -8-


blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c).

            (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

            (d) The Company shall indemnify the Holder(s) of the Placement Agent's Warrants and Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent contained in the Indemnity Agreement dated January 10, 2000 between the Placement Agent and the Company.

            (e) The Holder(s) of the Warrants and Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 13(b) of the Agency Agreement pursuant to which the Placement Agent has agreed to indemnify the Company.

            (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Placement Agent's Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

            (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement (other than in connection with a merger or on Form S-8) to become effective within 180 days of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Placement Agent's

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                                      -9-


Warrants or Warrant Shares representing a Majority of the shares of Common Stock issuable upon the exercise of such Placement Agent's Warrants.

            (h) If the Warrant Shares are to be sold in an underwritten public offering, the Company shall use its best efforts to furnish to each Holder participating in the offering and to each such Placement Agent, a signed counterpart, addressed to such Placement Agent, of (i) an opinion of counsel to the Company dated the date of the closing under the underwriting agreement, and
(ii) a "cold comfort" letter dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to Placement Agent in underwritten public offerings of securities.

            (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, have made generally available to its "security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

            (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and Placement Agent to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

            (k) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting, if any, by Holders holding a Majority of the Placement Agent's Warrants and Warrant Shares requested to be included in such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, each Holder and the managing underwriter, and shall contain such representations, war-ranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.

            The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Placement Agent's Warrants and the Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such Placement Agent(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders, their intended methods of distribution, and except for matters related to disclosures with respect to such Holders, contained or required to be contained, in such registration statement under the Act and the rules and regulations thereunder.

            (l) For purposes of this Agreement, the term "Majority" in reference to the Holders of Placement Agent's Warrants and Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares, assuming the full exercise of all Placement Agent's Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their families, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to Rule 144 under the Act or a registration statement filed with the Commission under the Act.

      8.    ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

            Section 8.1 (a) COMPUTATION OF ADJUSTED EXERCISE PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 3.2 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants, to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Section 8.l(vi) hereof) per share of Common Stock on the date immediately prior to the issuance or sale of such shares or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the lower of (i) the Exercise Price in effect immediately prior to such issuance or sale or (ii) the Market Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, in either event, reduced, but not below .001, by the positive difference between the (u) "Market Price" per share of Common Stock on the date immediately prior to the issuance or sale and (v) the amount per share re-ceived in connection with such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 hereof.

            (b) For the purposes of this Section 8 the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

      For the purposes of any computation to be made in accordance with this
Section 8.1, the following provisions shall be applicable:

             (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

            (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

           (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

            (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

             (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

            Section 8.2 OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES EXCEPT FOR ISSUANCES DESCRIBED IN SECTION 8.7. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock: (i) for a consideration per share less than the (a) Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8.1 hereof, provided that:

            (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 8.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

            (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 8.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

            (c) If any change shall occur in the price per share provided for in any of the options rights or warrants referred to in subsection (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

            Section 8.3 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price of the Placement Agent's Warrants shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            Section 8.4 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price of the Placement Agent's Warrants, pursuant to the provisions of this Section 8, the number of shares issuable upon the exercise of the Placement Agent's Warrants, shall be adjusted to the nearest full amount by multiplying a number equal to the exercise price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Placement Agent's Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Prices.

            Section 8.5 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock, consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue common securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Placement Agent's Warrant, either shares of Common Stock or a like number of such securities with greater or superior voting rights.

            Section 8.6 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder shall have the right thereafter (until the expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

            Section 8.7 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price of the Placement Agent's Warrants shall be made:

            (a) Upon the issuance or sale of the Placement Agent's Warrants or Shares issuable upon the exercise of the Placement Agent's Warrants or the exercise of options and warrants outstanding on the date hereof; or

            (b) If the amount of such adjustment shall be less than one cent ($.01) per share of Common Stock, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($.01) per share of Common Stock;

      9. LOCK-UP. The Holder of the Warrant Shares and/or the Warrant Securities, as adjusted, will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, pledge, assign, hypothecate, or otherwise dispose of, encumber, or transfer all or any portion of the economic consequences associated with the ownership of the Warrant Shares and/or Warrant Securities beneficially owned by the Holder for a period of 180 days after the date on which the SEC declares the registration statement in connection with the IPO effective, without the prior written consent of the Company (the "Lock-Up"). Notwithstanding the foregoing, if the average of the closing prices for the Company's Common Stock during the last twenty trading days of each measurement period set forth below (each a "Measurement Period") following the closing date of the IPO, is at least 150% of the offering price of the securities offered in the IPO, then the designated percentage of all of the Warrant Shares and/or Warrant Securities subject to the Lock-Up outstanding at the time shall be irrevocably released from such restrictions:

            MEASUREMENT PERIOD             PERCENTAGE RELEASED
            ------------------             -------------------
                 2 months                          30%
                 4 months                          60%
                 6 months           All Warrant Shares and/or Warrant
                                   Securities not previously released.

            In calculating the number of Warrant Shares and/or Warrant Securities to be released upon any Measurement Period, the designated percentage shall be multiplied by the sum of (a) all of the Warrant Shares and/or Warrant Securities subject to the Lock-Up and (b) all Warrant Shares and/or Warrant Securities previously released from such restrictions pursuant to the Lock-Up.

      10. EXCHANGE AND REPLACEMENT OF PLACEMENT AGENT'S WARRANT CERTIFICATES. Each Placement Agent's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Placement Agent's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares as provided in the original Placement Agent's Warrants in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Placement Agent's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Placement Agent's Warrants, if mutilated, the Company will make and deliver a new Placement Agent's Warrant Certificate of like tenor, in lieu thereof.

      11. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Placement Agent's Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction of .5 or greater up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

      12. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Placement Agent's Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Placement Agent's Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Placement Agent's Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Placement Agent's Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

      13. NOTICES TO PLACEMENT AGENT'S WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Placement Agent's Warrants and their exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed;

then, in any one or more of such events the Company shall give written notice to the Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      14. NOTICES. All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to the registered Holder of the Placement Agent's Warrants, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

            In addition to the foregoing, notice may by delivered by facsimile, overnight courier or in person. In the event notice is sent by facsimile, delivery shall be deemed to have been made when followed by first class mail. In the event notice is sent by overnight courier or in person, deliver shall be deemed to have been made when received at the address of the recipient.

      15. SUPPLEMENTS AND AMENDMENTS. The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any holders of Placement Agent's Warrant Certificates (other than the Placement Agent) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interests of the Holders of Placement Agent's Warrant Certificates.

      16. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

      17. TERMINATION. This Agreement shall terminate at the close of business March __, 2005. Notwithstanding the foregoing, the indemnification provisions of
Section 7
shall survive such termination until the expiration of the statute of limitations in connection with any underwriter under Section 7 hereof.

      18. ARBITRATION. In the event of a dispute under the terms of this Agreement, the parties agree to submit the issues for resolution to arbitration before a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any arbitration shall be held in the County of New York, State of New York, at the office of the AAA. Notwithstanding any contrary provisions of the Commercial Arbitration Rules, the provisions contained herein shall govern any proceeding between the parties.

            (a) Each party agrees that the arbitrators shall be bound by the terms and conditions of this Agreement and shall have no power, in rendering an award, to alter or depart from any express provision of this Agreement, and the failure to observe this limitation shall constitute grounds for vacating the award. Except as otherwise provided in this Agreement, the arbitrators shall apply New York substantive law and New York rules of evidence in the proceeding. The arbitrators shall have the power to grant all remedies and award, provided by New York law, excluding the power to award punitive damages. The parties shall exchange any and all documentary materials relevant to the dispute not less than twenty
      (20) days prior to the time when the arbitrators have scheduled a hearing for the purposes of resolving said dispute. The parties shall require the arbitrators to prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. Any award of the arbitrators shall be final and binding upon the parties and judgment may be entered by a court of competent jurisdiction in the State of New York. Should the arbitrators commit errors of law or legal reasoning, the award may be vacated or corrected pursuant to the New York Civil Practice Law for any such error.

            (b) If any legal action or dispute arising under this Agreement, arises by reason of any asserted breach of this Agreement, or arises between the parties and is related in any way to the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses including attorneys' fees, investigative costs, accounting fees and charges for experts. The "prevailing party" shall be the party who obtains a provisional remedy such as a preliminary injunction or who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment; if there is no court action, the prevailing party shall be the party who wins any dispute. A party need not be awarded money damages or all relief sought in order to be considered the "prevailing party."

      19. ENTIRE AGREEMENT: MODIFICATION. This Agreement (including the Agency Agreement to the extent portions thereof are referred to herein) contains the entire under-standing between the parties hereto with respect to the subject matter hereof and, except as provided in Section 14 hereof, may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      20. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      21. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

      22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder(s) of the Placement Agent's Warrant Certificates or Warrant Shares underlying the Placement Agent's Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder(s) of the Placement Agent's Warrant Certificates or Warrant Shares.

      23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]                              VICTORY ENTERTAINMENT CORP.


                                    By:___________________________________
                                       Name:   Michael Gerber
                                       Title:  President and Chief Executive
                                               Officer


Attest:

_________________________
Secretary

                                    WEATHERLY SECURITIES CORP.


                                    By:____________________________________
                                       Name:   John S. Matthews
                                       Title:  Chief Executive Officer

                                    EXHIBIT A


                          [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE PLACEMENT AGENT'S WARRANTS REPRESENTED BY
THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE PLACEMENT AGENT'S WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, March 28, 2005


No. PA-1                                       80,000 Placement Agent's Warrants

                               Warrant Certificate


      This Placement Agent's Warrant Certificate certifies that Weatherly Securities Corp. (the "Placement Agent") or registered assigns, is the registered holder of 80,000 Placement Agent's Warrants to purchase initially, at any time from March 28, 2000 until 5:30 p.m. New York time on March 28, 2005 ("Expiration Date"), up to 80,000 fully-paid and non-assessable shares of Common Stock, par value $.001 per share (the "Shares") of Victory Entertainment Corp., a Florida corporation (the "Company"), at an initial per share exercise price, subject to adjustment in certain events (the "Exercise Price"), of (i) $7.00 or if the Company shall cause to become effective a registration statement to register the Company's securities for public offer and sale (ii) 125% of the per share offering price of the Company's securities offered in the Company's initial public offering upon surrender of this Placement Agent's Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of March 28, 2000, 2000 between the Company and the Placement Agent (the "Placement Agent's Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or otherwise in accordance with the terms of the Placement Agent's Warrant Agreement. In accordance with Sec-tion 3.2 of the Placement Agent's Warrant Agreement, payment of the exercise price may also be made by the delivery of Shares of Common Stock of the Company.

      No Placement Agent's Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Placement Agent's Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Placement Agent's Warrants evidenced by this Placement Agent's Warrant Certificate are part of a duly authorized issue of warrants pursuant to the Placement Agent's Warrant Agreement, which Placement Agent's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Placement Agent's Warrants.

      The Placement Agent's Warrant Agreement provides that upon the occurrence of certain events the exercise price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Placement Agent's Warrant Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Placement Agent's Warrants; provided, however, that the failure of the Company to issue such new Placement Agent's Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Placement Agent's Warrant Agreement.

      Upon due presentment for registration of transfer of this Placement Agent's Warrant Certificate at an office or agency of the Company, a new Placement Agent's Warrant Certificate or Placement Agent's Warrant Certificates of like tenor and evidencing in the aggregate a like number of Placement Agent's Warrants shall be issued to the transferee(s) in exchange for this Placement Agent's Warrant Certificate, subject to the limitations provided herein and in the Placement Agent's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

      Upon the exercise of less than all of the Placement Agent's Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof anew Placement Agent's Warrant Certificate representing such number of unexercised Placement Agent's Warrants.

      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Placement Agent's Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Shares are subject to a certain Lock-Up provision contained in the Placement Agent's Warrant Agreement.

      All terms used in this Placement Agent's Warrant Certificate which are defined in the Placement Agent's Warrant Agreement shall have the meanings assigned to them in the Placement Agent's Warrant Agreement.

      IN WITNESS WHEREOF, the Company has caused this Placement Agent's Warrant Certificate to be duly executed under its corporate seal.

Dated as of March 28, 2000

                                    VICTORY ENTERTAINMENT CORP.


                                    By:___________________________________
                                       Name:   Michael Gerber
                                       Title:  President and Chief Executive
                                               Officer


Attest:

____________________________
Secretary

                         [FORM OF ELECTION TO PURCHASE]


      The undersigned hereby irrevocably elects to exercise the right, represented by this Placement Agent's Warrant Certificate, to purchase _____shares of Common Stock of Victory Entertainment Corp. and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ____________________________ in the amount of $_______, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ___________ whose address is _____________________________ and that such
Certificate be delivered to _______________whose address is
____________________________.

Dated:


                                    Signature___________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Placement Agent's Warrant Certificate.)



                                    ____________________________________________
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)